UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2006
(May 16, 2006)

POOL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana      70433-5001
    (Address of Principal Executive Offices)                  (Zip Code)

Registrant’s telephone number, including area code      (985) 892-5521

SCP POOL CORPORATION
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 16, 2006, SCP Pool Corporation, a Delaware corporation (the “Company”) changed its corporate name to “Pool Corporation.”  The Company effected the corporate name change by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, pursuant to which SCP Pools Inc., a Delaware corporation and wholly owned subsidiary of the Company, merged with and into the Company (the “Merger”).  The Company is the surviving corporation and the only effect of the Merger was to change the corporate name of “SCP Pool Corporation” to “Pool Corporation.”  As permitted under Section 253 of the Delaware General Corporation Law, the Certificate of Ownership and Merger amended the Company’s Restated Certificate of Incorporation to reflect the change in the corporate name.  In addition, as a result of the corporate name change, the Company revised its specimen common stock certificate, a copy of which is filed herewith as Exhibit 4.1.

A copy of the Certificate of Ownership and Merger is filed herewith as Exhibit 3.1.

The Restated Certificate of Incorporation will be filed with the Company's Form 10-Q for the quarter ending June 30, 2006.

Item 9.01 Financial Statements and Exhibits.

      (d) Exhibits

3.1	Certificate of Ownership and Merger
4.1	Specimen common stock certificate of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By: /s/ Mark W. Joslin
Mark W. Joslin
Vice President and Chief Financial Officer

Dated: May 19, 2006